Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-222430 on Form S-3 of our report dated February 28, 2018, relating to the consolidated financial statements and financial statement schedule of Wisconsin Public Service Corporation (the "Company"), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
February 28, 2018